UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2016

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 635-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 18, 2016, Tamar D. Howson, a director of OXiGENE, Inc. (the “Company”), informed the Company that she will not stand for re-election as a director of the Company at the Company’s next annual stockholder meeting. Ms. Howson will continue to serve as a director of the Company until such meeting.

(d) On March 21, 2016, the Board of Directors of the Company (the “Board”) increased the authorized size of the Board from five seats to six seats and appointed Simon C. Pedder, Ph.D. as a member of the Board to fill the newly created vacancy.

Dr. Pedder, age 55, previously served as the President and Chief Executive Officer of Cellectar Biosciences, Inc., a biopharmaceutical company developing compounds for the treatment, diagnosis and imaging of cancer, from April 1, 2014 until June 15, 2015 and served as Cellectar’s Acting Chief Executive Officer from October 2013 until April 1, 2014. Dr. Pedder also served as a member of the board of directors of Cellectar from October 2013 until June 2015. From May 2004 through July 2012, Dr. Pedder served as President, Chief Executive Officer and director of Chelsea Therapeutics, Inc., a public development stage biopharmaceutical company. Dr. Pedder currently serves as the Vice President of Corporate Strategy and Business Development of Athenex, Inc., a private global specialty oncology pharmaceutical company. He also currently serves on the board of directors of Eboo Pharmaceuticals, Inc., a private development-stage pharmaceutical company, Ballantyne Therapeutics, Inc., a private pharmaceutical development company, and Atlantic Research Group, a private contract research organization. Dr. Pedder has a Bachelor of Environmental Studies from the University of Waterloo, a Master of Science in Toxicology from Concordia University and a Ph.D. in Pharmacology from the Medical College at the University of Saskatchewan College of Medicine.

In accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy, Dr. Pedder will receive, in exchange for his services as a member of the Board, $40,000 in annual cash compensation to be paid quarterly in advance on the first day of each fiscal quarter and will receive a pro-rated cash payment for his service as a member of the Board for the current quarter. In addition, Dr. Pedder was granted options to purchase 99,711 shares of common stock of the Company, to vest over a three (3) year term commencing on the effective date of his appointment.

There are no arrangements or understandings between Dr. Pedder and any other person pursuant to which he was selected as a member of the Board. The Company is not aware of any transaction in which Dr. Pedder has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release dated March 23, 2016, announcing Dr. Pedder’s appointment, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated March 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: March 24, 2016	/s/ WILLIAM D. SCHWIETERMAN
By: William D. Schwieterman
Its: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 24, 2016.